SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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[ ]     Soliciting Material Pursuant to Section 240.14a-12

                 DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                 Dividend Capital Realty Income Allocation Fund

                                                                  April 17, 2006

                           ANNUAL MEETING IN TWO WEEKS
                   YOUR CLIENT'S VOTE PARTICIPATION IS NEEDED

To Brokers/Financial Advisors/Registered Representatives:

         The Annual Meeting of Shareholders of Dividend Capital Realty Income Allocation Fund (the "Fund") scheduled for Thursday, April 27, 2006 is only two weeks away. We wish to thank you for your assistance to date and ask your continued cooperation in encouraging your clients to vote their shares. We need your help in increasing vote participation.

         For your information, your clients may help us avoid additional solicitation expenses by voting promptly using one of the following simple methods:

     1. Vote by Telephone. Call the toll-free number listed for this purpose on their voting instruction form. The client should have their control number listed on the form ready and follow the recorded instructions.
     2. Vote by Internet. Go to the website listed on their voting instruction form. They should have their control number listed on the form ready and follow the on-line instructions.
     3. Vote by Mail. Mark, sign, date and return their voting instruction form in the postage-paid return envelope provided.

         Remember, the proposal to approve the new investment advisory agreement requires the affirmative vote of a majority of the outstanding shares, as set forth on page 10 of the proxy statement. Accordingly, each client's vote is important!

         If you or your clients have questions or need assistance with voting procedures, please call D.F. King & Co., Inc. at 1-800-488-8075 (toll-free). An officer of the Fund or a representative from D.F. King may call shareholders who have not voted in the next two weeks. Please help the Fund save additional solicitation costs by encouraging your clients to vote their shares promptly.


                                               Sincerely,

                                               [GRAPHIC OMITTED]

                                               Thomas I. Florence
                                               President
                                               Dividend Capital Realty
                                               Income Allocation Fund

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--------------------     IMPORTANT RECENT DEVELOPMENT     ----------------------

Institutional Shareholder Services (ISS), the leading independent proxy advisory firm that issues recommendations to institutional investors, recommended that shareholders vote "FOR" the approval of the new investment advisory agreement.

In making its recommendation, ISS concluded that, "the most significant aspect of the proposal for shareholders in this context is that the fee rate will remain the same, and the fund will continue to be managed by the same personnel. As such, we believe there is no material impact to investors in connection with the approval of this proposal. Vote FOR Item 2."

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